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Exhibit 5.1

[Latham & Watkins Letterhead]
May 20, 2003

Guitar Center, Inc.
5795 Lindero Canyon Road
Westlake Village, California 91362

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933 by Guitar Center, Inc., a Delaware corporation (the "Company"), of 275,000 additional shares of common stock, par value $0.01 per share (the "Shares"), issuable under the Company's 1997 Equity Participation Plan, as amended (the "Plan"), on Form S-8 filed with the Securities and Exchange Commission on May 20, 2003, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Latham & Watkins LLP

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  Exhibit 5.1